EXECUTION COUNTERPART
                                      DATED OCTOBER 10, 1997










                      FIRST AMENDMENT

                made as of October 10, 1997

                             to

                PROGRAM MANAGEMENT AGREEMENT

                  dated November 19, 1996

                        by and among

           ATLANDIA DESIGN AND FURNISHINGS, INC.
                                   Developer,

                            AND

               PARSONS BRINCKERHOFF-FG, INC.,
                                   Program Manager,

                          AND WITH

                    STATE OF NEW JERSEY

                            AND

           SOUTH JERSEY TRANSPORTATION AUTHORITY,
                     ADDITIONAL PARTIES






                         EXHIBIT 10.11

     FIRST AMENDMENT TO PROGRAM MANAGEMENT AGREEMENT

made as of this 10th day of October, 1997, by and among

ATLANDIA DESIGN AND FURNISHINGS, INC., a New Jersey

corporation having an office at 3260 South Industrial

Road, Las Vegas, Nevada 89109 ("Developer"); PARSONS

BRINCKERHOFF-FG, INC., a Delaware corporation having an

office at 506 Carnegie Center Boulevard, Princeton, New

Jersey 08540 ("Program Manager"); the STATE OF NEW

JERSEY, acting through the Department of

Transportation, 1035 Parkway Avenue, CN 600, Trenton,

New Jersey 08625-0600 (the "State"); and the SOUTH

JERSEY TRANSPORTATION AUTHORITY, a public body having

an office at Farley Service Plaza, P.O. Box 351,

Hammonton, New Jersey 08037 ("SJTA").

With respect to the Atlantic City/Brigantine Connector

Project (the "Project"), Atlantic City, New Jersey.

The parties hereto agree as follows:

     1.        Reference is made to that certain Program

Management Agreement dated November 19, 1996 (the

"Program Management Agreement"), between Mirage

Resorts, Incorporated ("MRI" -- the predecessor to

Developer by virtue of an assignment/assumption

agreement dated as of November 19, 1996, between MRI,

as assignor, and Developer, as assignee), named therein

as Developer, and Program Manager.  All terms utilized

in this Agreement which are defined in the Program

Management Agreement and/or, where the context so

indicates (and only where no definitional conflicts

exist between any terms, as defined and utilized in the

Road Development Agreement and/or in the related Escrow

Fund Agreement, and the same or similar terms, as

defined and utilized in the Program Management

Agreement), in the Road Development Agreement and the

Escrow Fund Agreement, shall have the same meanings as

are provided in the Program Management Agreement and/or

in the Road Development Agreement and/or in the Escrow

Fund Agreement, except where the context of utilization

in this Agreement, or in the Road Development Agreement

or the Escrow Fund Agreement, clearly requires a

modified or a secondary meaning.  The term "this

Agreement", when utilized herein, shall mean this

amendatory agreement.  The term "Program Management

Agreement" shall at all times be construed to encompass

both the Terms and Conditions and the Standard Terms

and Conditions comprising the Program Management

Agreement (hereinafter the "Terms and Conditions" and

the "Standard Terms and Conditions"), and all Exhibits

and Attachments thereto, as hereby modified and

amended.  The term "Road Development Agreement" shall

have the meaning provided in Paragraph 2(a) of this

Agreement. The term "Escrow Fund Agreement" shall mean the escrow agreement dated and executed concurrently herewith (and concurrently as well with the Second

Amendment to the Road Development Agreement), between

Corestates Bank, N.A., SJTA, the State and Developer,

as same may hereafter be amended.  The term

"Design/Build Contract", as utilized in this Agreement,

is used interchangeably with the term "Design/Build

Agreement", as defined in Article 1 of the Standard

Terms and Conditions.  The term "Contract Documents"

shall have the meaning provided in Appendix 1 to the

Design/Build Contract.  The term "Construction

Inspector" shall mean the independent third party

procured by SJTA to perform construction inspection

services, as contemplated under Section 3.1 of the

Second Amendment to the Road Development Agreement.

The term "State", wherever utilized in the Program

Management Agreement, shall also be deemed to refer to

and shall include the South Jersey Transportation

Authority ("SJTA").  The State and SJTA shall be deemed

and construed for all purposes as signatories to and

under the Program Management Agreement, with the same

force and effect as if the State and SJTA had been

initially named as parties in and to the Program

Management Agreement, and had initially joined in the

execution and delivery thereof. The State and SJTA shall have the benefit of all of the same rights,

warranties, representation, indemnities and limitations

against liabilities as are available to Developer under

the Program Management Agreement without regard to

whether the State and/or SJTA are specifically named in

the applicable paragraphs or sections of the Program

Management Agreement, except where expressly provided

to the contrary; it being understood, however that the

generic use of the term "Developer" shall not be

construed as such an express provision to the contrary.



     2.        (a)  The Memorandum of Understanding (the

"MOU") dated September 17, 1996, between Developer and

the State, has been superseded and replaced by the so-

called "Definitive Agreement" referred to in the MOU

and in Part II of the Program Management Agreement

(such "Definitive Agreement has been generally referred

to by the parties as, and, as same has been heretofore

and as may hereafter be amended, is hereinafter

referred to as the "Road Development Agreement"), dated

as of January 10, 1997, by and among Developer, the

State and SJTA, as amended by First Amendment thereto

and by Second Amendment thereto, dated, respectively,

as of July 31, 1997, and as of October 10, 1997, each

of which Program Manager has received and reviewed, and, with respect to those provisions contained in the

Road Development Agreement relating to Program

Manager's obligations and/or requiring or contemplating

performance thereof by Program Manager, Program Manager

has approved such provisions and has agreed to comply

with and to perform such obligations, as is therein

provided.



          (a)       In order to promote efficient and consistent

administration of the Program Management Agreement and

the Design/Build Contract, Sections 3.3 and 6.2 of the

Road Development Agreement set forth certain procedures

and impose certain requirements to be followed and

observed by the parties in connection with the issuance

of directions and instructions to Program Manager

and/or to the Design/Build Contractor and as to the

initiation of direct communications between them.

Program Manager accepts, approves and shall implement

and observe such procedures and requirements; it being

understood that if Program Manager independently

determines during the course of the Construction

Administration Phase that the Design/Build Contractor's

Work materially violates the Contract Documents or

materially fails to comply with the Contract Documents, or that continued Work by the Design/Build Contractor will violate a Major Permit, Program Manager shall

report such determination to the State and to SJTA, as

well as to Developer.



     3.        (a)  In conjunction with its services during

the Preliminary Design Phase, Program Manager has

issued to bidders the contemplated Design/Build

Contract and bids have been elicited and obtained.

Such Design/Build Contract has been dated September 8,

1997, has been executed and submitted for ultimate

delivery to Developer by the Design/Build Contractor,

and has been executed and delivered contemporaneously

herewith by Developer.  Program Manager shall perform

each and all of the activities and services and each

and all of the other obligations, commitments and

undertakings contemplated and required to be performed

by Program Manager under the Program Management

Agreement, as hereby amended (including, without

limitation, those provided in the Scope of Services

exhibit thereto annexed as Exhibit A, as modified and

supplemented by the Description of Services --

Construction Administration Phase exhibit which is

annexed hereto as Exhibit A-1) and under the Road

Development Agreement, with respect to and under the

Design/Build Contract and with respect to the Project.



          (a)       The compensation arrangements for Program

Manager for the Construction Administration Phase,

inclusive of (x) all Inter-Phase Extra Services

Compensation for the period commencing April 23, 1997

and continuing until the date of execution and delivery

of this Agreement by Developer, the State and SJTA and

(y) compensation for all services and all additional

services as are provided and contemplated to be

performed for or with respect to the Construction

Administration Phase under Exhibit A to the Program

Management Agreement, and under the annexed Exhibit A-

1, shall constitute compensation under an increased,

all-inclusive NTE-Fee of $8,699,908 (i.e., the

$4,297,152 NTE-Fee provided in such Part II of the

Program Management Agreement for the Construction

Administration Phase, plus $4,402,756 for all Inter-

Phase Extra Services and all additional services

provided and contemplated to be performed under the

annexed Exhibit A-1 and hereunder), payments of which

shall remain subject in all events to the limitations

and conditions contained and provided in such Part II

of the Program Management Agreement, and shall be paid

by application of and solely from Road Project Funding

Sources, as provided in the Road Development Agreement

and in this Paragraph 3.  Subject to such limitations

and conditions, the State, SJTA, and Developer shall

arrange for compensation of Program Manager for the

services performed by it, inclusive of all direct,

indirect and all otherwise reimbursable costs and

expenses incurred by, at the request or for the aid and

benefit of Program Manager, the State, SJTA, Developer

and/or the Project, based solely upon the NTE Fees

enumerated on the Schedule of Fees and Values/NTE-Fee

for Construction Administration Phase appended as

Schedule A-2 to the Scope of Services exhibit (Exhibit

A) annexed to the Program Management Agreement, as

supplemented by the Schedule of Fees and Values/NTE-Fee

for Inter-Phase Extra Services and additional services

for the Construction Administration Phase appended as

Schedule A to the annexed Description of Services

exhibit (Exhibit A-1), in full, up to, but (except only

as and to the extent expressly provided to the contrary

in subparagraph (e) of this Paragraph 3) in no event

beyond the amount of such increased NTE-Fee, if and to

the extent to which the additional services covered

under such Exhibit A-1 are directed to be performed by

Developer and are in fact performed by Program Manager,

without any reallocation of the line item amounts set forth on such Schedule A for Tasks 2.3b and 2.10b or with respect to the project-specific insurance referred

to in Section 2.13 of the annexed Exhibit A-1 (Task

2.13 on such Schedule A).



          (b)       Subject in all events to the foregoing

payment limitations and conditions, when progress

payments become payable to and are invoiced by Program

Manager under Paragraph A of Part II of the Program

Management Agreement, Developer and SJTA shall submit

to the State, for the State's approval, an invoice from

Program Manager which they have each approved; and the

State shall then forward such invoice to the Escrow

Agent under the Escrow Fund Agreement, together with

(i) a Notice to Developer and SJTA setting forth the

allocation, among Developer, the State and SJTA, of the

amount set forth on the invoice as the amount due,

which allocation shall be in accordance with the Road

Development Agreement and, with respect to the

Developer's Account, in accordance with the provisions

of clause (ii) of this Paragraph 3(c), and (ii) a

Notice to such Escrow Agent in accordance with Section

2.1 of Schedule A to the Escrow Fund Agreement

directing such Escrow Agent to pay from the Developer's

Account (in the manner approved in writing by Developer as set forth in the Notice from Developer to the State which accompanied the invoice) and, if applicable, from

the SJTA Account, the amounts set forth in the Notice

sent under clause (i) of this Paragraph 3(c).  Upon the

submission of such invoice to the Escrow Agent, (a) the

State and SJTA, collectively, will be deemed

incontestably and irrevocably committed to the deposit

in the Road Account of two-thirds (2/3) of the amount

so invoiced, such deposit to be made in accordance with

such Notice, and (b) upon the remitting by such Escrow

Agent of funds under Sections 2.1 and 2.2 of Schedule A

to the Escrow Fund Agreement and the making by the

State of the deposit into the Road Account of that

portion of the two-thirds (2/3) of the amount for which

the State and SJTA are collectively responsible

pursuant to the Road Development Agreement and which

was, pursuant to the Notice sent under clause (i),

allocated to the State, the State shall (i) be deemed

to have incontestably and irrevocably authorized the

release to Developer for payment to Program Manager of

such sums from the Road Account, and (ii) immediately

take all necessary steps to effectuate such release;

provided, however, that such funds shall not be

released from the Road Account for payment to Program

Manager in excess of any sums due to Program Manager under the Program Management Agreement. In all other respects, the provisions for progress payments

contained in such Paragraph A of Part II of the Program

Management Agreement shall be and remain applicable to

such progress payments.



          (c)       The compensation arrangements for additional

services for the Construction Administration Phase, as

provided in this Paragraph 3, are all-inclusive; such

additional services shall not be deemed Extra Services

under Paragraph B of such Part II; nor shall any delays

beyond May 7, 1997 in commencement of the Construction

Administration Phase be deemed a suspension of services

under such Paragraph B, or under Article 41 of the

Standard Terms and Conditions, entitling Program

Manager to any additional compensation other than as is

expressly provided with respect to the increased NTE-

Fee under this Paragraph 3.



          (d)       Concurrently with and conditioned upon

payment by and/or collection from the Design/Build

Contractor of any "Liquidated Damages" payable by the

Design/Build Contractor pursuant to Section 17.1 or

17.2 of the Design/Build Contract, by reason of delays

in achieving "Final Acceptance" (as such noted terms

are defined and utilized in the Design/Build Contract),

Program Manager shall be entitled to reimbursement for

any additional work required to be performed by Program

Manager on account of such delays at a rate not to

exceed 29.4% of the net amounts actually paid by or

collected from the Design/Build Contractor on account

of Liquidated Damages for such delays, less all costs

and expenses incurred in effecting such collections, up

to a maximum of whichever is the lesser of (x) the

reasonable value (on a per diem basis, averaged to

reflect the number of days of such delays) of Program

Manager's services in connection with the additionally-

required work, if any, on account of such delays, in

accordance with the Hourly-Rate Schedule annexed as

Exhibit E to the Program Management Agreement, plus all

direct expense costs and disbursements necessarily

incurred by Program Manager by reason of such

additionally-required work (on such averaged per diem

basis, based upon the number of days of such delays),

or (y) $2,500 per day for each day of such delay.



     4.        (a)  The Commercial General Liability

Insurance and the Professional Liability Insurance

furnished by Program Manager under Article 13 of the

Standard Terms and Conditions shall provide limits of

coverage which are specific to and available exclusively for this Project only; and such limits of coverage shall not be subject to any reduction or

dilution by reason of any acts, actions or occurrences

relating to any other projects on which Program Manager

or any of its principals, officers or employees, any of

its independent contractors or any of its affiliated or

related firms or entities may have been or may

hereafter be involved, or to any claims, actions or

proceedings heretofore or hereafter asserted or

commenced against Program Manager, or any of such

principals, officers, employees or independent

contractors or any of its affiliated or related firms

or entities.  The limits of the project-specific

coverage provided under the Professional Liability

Insurance to be furnished by Program Manager shall be

$20,000,000, commencing with commencement of the

Construction Administration Phase.



          (a)       Article 13 (captioned "Insurance") of the

Standard Terms and Conditions is hereby amended as

follows:

               (i)       The third sentence of such Article 13 is

          hereby amended to read as follows:  "Such policies

          shall be primary to and non-contributory with any non-

          project-specific coverage as may be separately and independently maintained by Developer, by SJTA or by the State."

        (ii) The following sentence shall be inserted immediately

        following the third sentence of such Article 13, as amended by the immediately preceding subsection (i):  "Such policies shall be excess of and non-contributory with any project-

        specific coverage as may be separately maintained or

        provided by the Design/Build Contractor under the Design/

        Build Agreement naming Program Manager as an insured or

        including Program Manager as an additional insured."


     5.        Notwithstanding any other term, provision or

condition contained in, or as might otherwise be construed from,

the Program Management Agreement, as hereby amended, or any other instrument or agreement between or among any of the parties hereto,

the indemnification provided and required under Article 12 of the

Standard Terms and Conditions shall continue to cover and include all suits, claims, losses, demands, damages, costs and expenses, of whatever kind or nature, including, without limitation, attorneys'

fees and disbursements, expert witness and consultant fees and court costs, to the extent arising out of or claimed to arise out of (x) any willful or negligent act, error or omission of Program

Manager, its agents, servants, employees, subcontractors or

subconsultants, or (y) any failure or default by any of them in the performance of (or in the failure to perform) any of the services and functions contemplated or required to be performed under the Program Management Agreement, as

hereby amended, including, without limitation, any act,

error or omission of Program Manager, its agents,

servants, employees, subcontractors or subconsultants,

in or in connection with, or while acting as

Developer's agent, or otherwise, under, in connection

with or pursuant to the Design/Build Contract; or (z)

any failure or default by any of them in the

performance of (or in the failure to perform) any term,

provision or condition of the Program Management

Agreement, as hereby amended; such indemnification

shall continue and shall remain in full force and

effect; and neither such indemnification, nor any such

other term, provision or condition shall in any event

be construed to limit, negate, abridge or reduce

Developer's, the State's or SJTA's rights or Program

Manager's obligations or liabilities under the Program

Management Agreement, nor to relieve Program Manager

from any liability, or to preclude Developer, the State

or SJTA from taking any other actions or seeking and

obtaining any other relief or remedies available to

them, or to any thereof, whether under any other

provisions of the Program Management Agreement, or

otherwise at law or in equity.

     6.        The first sentence of Article 37 of the

Standard Terms and Conditions is hereby amended to read

as follows:

               "Without in any way limiting,

          abridging or reducing any of its obligations under this

          Agreement, as same may be from time-to-time amended,

          Program Manager shall be required to perform and shall

          perform its obligations hereunder in accordance with

          professionally and commercially-recognized standards of

          care, good faith and due diligence and performance,

          with the understanding that Developer shall have the

          ongoing and unfettered right to detailed and

          comprehensive review, and that Developer must be

          satisfied with and find to be acceptable, in good

          faith, the services performed hereunder, and all

          Documents."



     7.        The words ". . . the State (except where and

to the extent expressly so provided) . . .", which

     appear in the second and third lines of

Article 7 of the Standard Terms and Conditions, are

hereby deleted therefrom.

     8.        In addition to the termination rights

afforded to Developer under the Program Management

Agreement, as provided in Part V of the Terms and

Conditions, the Program Management Agreement shall

terminate upon termination of the Road Development

Agreement.



     9.        The sixth sentence of Article 12 (captioned

"Indemnification") of the Standard Terms and Conditions

is hereby amended to read as follows:  "As soon as is

reasonably practicable after a claim has been made or a

suit commenced against Developer, for which Developer

believes it is entitled to indemnification under this

Article 12, Developer shall give written notice thereof

to Program Manager, along with full and complete

particulars of such claim or suit, unless the claim is

     fully covered without enforcement or

collection risk by insurance maintained by Design/Build

Contractor under the Design/Build Agreement."



     10.       In the event of the Bankruptcy of SJTA or

Developer and the entry of an order rejecting the

Program Management Agreement and the Road Development

Agreement, and provided that (a) the Casino Project

Schedule set forth on Schedule 4.2B annexed to the

Second Amendment to the Road Development Agreement is,

in all material respects, being maintained as of the

time of the entry of such order, and (b) the Bankruptcy

of SJTA or Developer and the entry of such order will

not have the effect of preventing Affiliates of

Developer from proceeding with the Casino Project, the

State and such of SJTA or Developer which is not the

debtor in the Bankruptcy case shall (i) continue to

perform all of their respective obligations under the

Road Development Agreement, the Escrow Fund Agreement

and the Program Management Agreement and (ii) proceed

immediately to modify the Road Development Agreement,

the Escrow Fund Agreement, the Program Management

Agreement and all other documents which such debtor

theretofore executed and delivered in connection with

the Project in such manner as the State and such of

SJTA or Developer which is not such debtor, each

proceeding in good faith, may reasonably request, so

that the Bankruptcy of either SJTA or Developer and the

entry of the order of rejection will not delay or

prevent the timely completion of the Project.

Notwithstanding the above, the State may elect to

terminate the Agreement, the Escrow Fund Agreement and

the Program Management Agreement upon the entry of an

order rejecting the Agreement in the event the amounts on deposit in the Escrow Fund are not available for the payment of costs relating to the Road Project in

accordance with this Agreement, the Program Management

Agreement and the Escrow Fund Agreement.  Each of

Developer and SJTA hereby irrevocably consents, to the

maximum extent permitted by Law, that in the event of

such Bankruptcy and the entry of such an order of

rejection, the Escrow Agent under the Escrow Fund

Agreement is irrevocably authorized and directed to

disburse such funds pursuant to the Escrow Fund

Agreement in the manner directed by the State and such

of SJTA or Developer which is not the debtor in such

Bankruptcy case and, upon the execution and delivery of

the modification of such Escrow Fund Agreement, in

accordance with such modification.



     11.       The Program Management Agreement, as hereby

amended, constitutes the entire and integrated

agreement between and among Developer, Program Manager,

the State and SJTA with respect to the subject matter

hereof, and supersedes all prior negotiations,

representations or agreements, whether written or oral.

The Program Management Agreement, as hereby amended, is

to be interpreted and construed solely on the basis of

those terms and provisions as are contained in the final form and format of the Program Management

Agreement, as amended by this Agreement, as executed

and delivered by, between and among the parties hereto;

it being understood that the Program Management

Agreement, in such final form and format, and this

Agreement, in such final form and format, also

supersede all prior drafts or earlier versions of the

Program Management Agreement and of this Agreement, and

any notes or memoranda concerning or relating to the

Program Management Agreement and/or to this Agreement,

and that no assumptions, inferences or presumptions

shall be drawn or derived from or may be predicated

upon any changes, omissions, deletions or additions

from or to any prior drafts or pre-execution earlier

versions of the Program Management Agreement or this

Agreement in construing either the Program Management

Agreement, as hereby amended, or this Agreement, or any

instrument or document delivered pursuant to the

Program Management Agreement, as hereby amended.  In

the event of any inconsistencies between the provisions

of the Program Management Agreement and this Agreement,

the provisions of this Agreement shall control.  The

parties agree that any rule or premise of

interpretation or construction to the effect that

ambiguous provisions of any agreement shall be interpreted or construed against the draftsman shall be inapplicable.  The Program Management Agreement, as

hereby amended, may be further amended only by written

instrument signed by each of the parties hereto, and

shall be binding on the parties hereto and their

respective successors and assigns, but shall not inure

to the benefit of any other person or entity.



     12.       All express representations, indemnifications

or limitations of liability made or given in the

Program Management Agreement, as hereby amended, shall

survive the completion of the Program Management

Agreement, as hereby amended, or of the services to be

performed thereunder (including completion of the

Project), or the termination of the Program Management

Agreement, as hereby amended, for any reason.



     13.       Program Manager has attached a certification

by its Secretary/Treasurer of corporate resolutions by

its Board of Directors, authorizing the President/Vice

President to execute this Agreement and thereby to bind

Program Manager; and Program Manager's Secretary shall

attest to the execution of this Agreement and shall

affix the corporate seal.  This Agreement shall not

become binding on Developer, the State or SJTA unless and until it is fully and duly executed by or on behalf of Developer, the State, SJTA and Program Manager, and

unless and until a fully-executed counterpart thereof

has been delivered to Program Manager.


     14.       Except only as and to the extent hereby

modified or amended, the Program Management Agreement

shall continue and remain in full force and effect, and

is hereby ratified and confirmed.



     This Agreement (including any handwritten and

mutually-initialed modifications) has been executed as

of the date first set forth above, each party having

caused it to be duly signed/attested/witnessed/sealed.


                         PROGRAM MANAGER:


                         PARSONS BRINCKERHOFF-FG, INC.


                         By:  RICHARD T. FISCHER
                            Richard T. Fischer
                            Vice President

                         DEVELOPER:

                         ATLANDIA DESIGN AND
                         FURNISHINGS, INC.



                         By:  BRUCE A. LEVIN
                            Bruce A. Levin
                            Secretary

                         STATE OF NEW JERSEY
                         BY: DEPARTMENT OF TRANSPORTATION


                         By: JOHN J. HALEY, JR.
                            John J. Haley, Jr.
                            Commissioner

                         SOUTH JERSEY TRANSPORTATION
                         AUTHORITY


                         By:  JAMES A. CRAWFORD
                            James A. Crawford
                            Executive Director





THIS DOCUMENT HAS BEEN REVIEWED
AND APPROVED AS TO FORM ON
THIS 10th DAY OF OCTOBER, 1997

PETER VERNIERO
ATTORNEY GENERAL OF NEW JERSEY



By:  SUSAN R. ROOP
   Deputy Attorney General